UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
 __________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2015

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MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Parker Irvine, California	92618
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 297-7000
Not Applicable
(Former name or former address, if changed since last report)
 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2015, Masimo Corporation (“Masimo”) appointed David Van Ramshorst, age 54, as its Chief Accounting Officer. In this role, Mr. Van Ramshorst will act as Masimo’s principal accounting officer.
Mr. Van Ramshorst has served as the Senior Vice President, Finance - Reporting and Compliance of Masimo since December 2013. From June 2011 to December 2013, Mr. Van Ramshorst was Senior Vice President, Corporate Controller of Emulex, a multinational server and storage network connectivity company. He served as Chief Financial Officer of RCR Plumbing and Mechanical, Inc., a residential and commercial construction subcontractor, from September 2005 to July 2011. From May 2001 through August 2005, Mr. Van Ramshorst was Vice President, Corporate Controller for Powerwave Technologies, Inc., a multinational wireless infrastructure manufacturer. Prior to 2001, he served in various roles in public accounting and private industry, primarily in the technology and real estate markets. Mr. Van Ramshorst is a Certified Public Accountant (inactive) and holds an M.B.A. in Finance and a B.S. in Accounting from California State University Fullerton.
In connection with Mr. Van Ramshorst’s appointment as Masimo’s Chief Accounting Officer, Masimo did not: (1) enter into any material plan, contract or arrangement with Mr. Van Ramshorst, (2) enter into any material amendment of any plan, contract or arrangement to which Mr. Van Ramshorst was a party prior to his appointment as Masimo’s Chief Accounting Officer, or (3) grant any award or modify any award granted to Mr. Van Ramshorst prior to his appointment as Masimo’s Chief Accounting Officer, except that on February 20, 2015, Mr. Van Ramshorst was granted a stock option (the “Option”) to purchase 15,000 shares of Masimo common stock. The Option was granted under Masimo’s 2007 Stock Incentive Plan and has an exercise price of $29.90, the closing price of Masimo’s common stock on the date of grant. The shares of Masimo common stock subject to the Option will vest 20% on each one year anniversary of the date of grant, subject to Mr. Van Ramshorst’s continued employment with Masimo on each such date. Masimo has also entered into Masimo’s standard form Indemnity Agreement with Mr. Van Ramshorst.
Mr. Van Ramshorst does not have any family relationship with any director or executive officer of Masimo and has not been directly or indirectly involved in any transactions with Masimo. Mr. Van Ramshorst was not selected to serve as Masimo’s Chief Accounting Officer pursuant to any arrangement or understanding with any person.
In connection with the appointment of David Van Ramshorst as Masimo’s Chief Accounting Officer, effective February 20, 2015, Mark P. de Raad will no longer serve as Masimo’s principal accounting officer but will remain as Masimo’s principal financial officer, continuing to serve as Masimo’s Executive Vice President and Chief Financial Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Masimo Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MASIMO CORPORATION a Delaware corporation

Date: February 24, 2015	By:	/s/ MARK P. DE RAAD
Mark P. de Raad
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)